EXHIBIT 4.8

CHRONIMED INC.
2001 STOCK INCENTIVE PLAN

ARTICLE I

THE PURPOSE; EFFECT ON PRIOR PLANS

     The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate and retain employees and, through the grant of Options and other Awards that provide added long term incentives for high levels of performance, to improve the financial performance of the Company. The Plan is intended to replace prior stock option plans that have been previously approved by the shareholders of the Company. The Company will not issue additional options under such plans except that the Company may, in accordance with such plans, issue new options to the extent that any currently issued options are unexercised at the time they terminate or are forfeited.

ARTICLE II

DEFINITIONS

     SECTION 2.1. Definitions.

     (a) “Administrator” shall mean the Compensation Committee or any other Committee of directors appointed by the Board for purposes of serving as the Committee under this Plan.

     (b) “Award” shall mean a Nonqualified Stock Option, an Incentive Stock Option, a Performance Stock Option, a Reload Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Share Award, or any other stock award granted under this Plan.

     (c) “Award Agreement” shall mean a written agreement setting forth the terms of an Award.

     (d) “Award Date” shall mean the date upon which the Administrator took the action granting an Award or such later date as is prescribed by the Administrator.

     (e) “Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

     (f) “Beneficiary” shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death, and shall mean the Award holder’s executor or administrator in such circumstances if no other Beneficiary is identified and able to act.

     (g) “Board” shall mean the Board of Directors of the Corporation.

     (h) “Change in Control” shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Administrator members at the beginning of such period.

     (i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (j) “Commission” shall mean the Securities and Exchange Commission.

     (k) “Committee” shall mean a committee appointed by the Board of Directors.

     (l) “Common Stock” shall mean the Common Stock of the Corporation.

     (m) “Company” shall mean, collectively, Chronimed Inc. and its Subsidiaries.

     (n) “Consultant” means any person or entity, other than an officer or director of the Company, who provides consulting or advisory services (other than as an Employee) to the Company.

     (o) “Corporation” shall mean Chronimed Inc. and its successors.

     (p) “Eligible Employee” shall mean an officer or employee of the Company.

     (q) “Event” shall mean any of the following:

     (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

     (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

     (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets to a person or entity which is not a Subsidiary; or

     (4) A Change in Control.

     (r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (s) “Fair Market Value” shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Midwest Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Administrator for purposes of the Plan.

     (t) “Incentive Stock Option” shall mean an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

     (u) “Nonqualified Stock Option” shall mean an option which is designated as a Nonqualified Stock Option or an option that fails (or to the extent that it fails) to satisfy the applicable requirements under the Code for an Incentive Stock Option.

     (v) “Option” shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Administrator as a Nonqualified Stock Option, an Incentive Stock Option, or a Performance Stock Option.

     (w) “Optionee” shall mean the person to whom an Option is granted.

     (x) “Participant” shall mean an Eligible Employee who has been granted an Award.

     (y) “Performance Share Award” shall mean an award of shares of Common Stock, issuance of which is contingent upon attainment of performance objectives specified by the Administrator.

     (z) “Performance Stock Option” shall mean an option granted under Section 4.6 of this Plan, the exercise of which is contingent upon the attainment of specified performance objectives.

     (aa) “Personal Representative” shall mean the legal representative or representatives who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

     (bb) “Plan” shall mean this 2001 Stock Incentive Plan.

     (cc) “Reload Option” shall have the meaning set forth in Section 4.8 of this Plan.

     (dd) “Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

     (ee) “Restricted Stock Award” shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

     (ff) “Retirement” shall mean retirement at age 65.

     (gg) “Rule l6b-3” means Rule l6b-3 under Section 16 of the Exchange Act, as applicable to this Plan (taking into consideration relevant transition period provisions) and as the same may be amended from time to time.

     (hh) “Section l6 Person” means a person subject to the reporting requirements of Section 16(a) of the Exchange Act.

     (ii) “Securities Act” shall mean the Securities Act of 1933.

     (jj) “Stock Appreciation Right” shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in the applicable Section of this Plan or in the Award Agreement with respect thereto.

     (kk) “Subsidiary” shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

     (ll) “Tax-Offset Bonus” shall mean a bonus payable upon exercise of a nonstatutory Option or upon a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, determined as provided in the applicable Section of this Plan or in an Award Agreement providing for such Bonus.

     (mm) “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

ARTICLE III

THE PLAN

     SECTION 3.1. Administration.

     (a) This Plan shall be administered by the Administrator. The Administrator may delegate ministerial, nondiscretionary functions to individuals who are officers or employees of the Company.

     (b) Subject to the express provisions of this Plan, the Administrator shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan; to identify among Eligible Employees and Consultants those to whom Awards will be granted and (consistent with express limits of this Plan) the terms of such Awards; to further define the terms used in this Plan and prescribe, amend and rescind rules and regulations relating to the administration of this Plan; either generally or on a case by case base to establish terms and conditions pertaining to termination of employment, modify or amend any outstanding Award or waive any condition or restriction of an Award, or extend (up to a maximum term of ten (10) years after the initial Award Date) the term or post-termination exercise period of any outstanding Award, or reduce (subject to Sections 4.4, 5.2(d) and 8.5) the minimum vesting period after initial grant to a Participant; to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Administrator on the foregoing matters shall be conclusive.

     (c) Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Administrator relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Administrator, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction.

     SECTION 3.2. Participation. Awards of Incentive Stock Options may be granted only to Eligible Employees. All other Awards may be granted to Eligible Employees and Consultants. Any individual who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

     SECTION 3.3. Stock Subject to the Plan. The maximum aggregated amount of Common Stock that may be issued pursuant to Awards granted under this Plan shall not exceed 1,760,296 shares, subject to adjustment as set forth in Section 8.2. Reload Options, however, may be granted pursuant to Section 4.8 without regard to the limit in the preceding sentence. The maximum aggregate amount of Common Stock includes 760,296 shares previously authorized for issuance by the shareholders under prior stock option plans for which awards have not been granted.

     SECTION 3.4. Grant of Awards. Subject to the express provisions of the Plan, the Administrator shall determine from the class of Eligible Employees and Consultants those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award. Each Award shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Administrator as are not inconsistent with the purpose and provisions of the Plan.

     SECTION 3.5. Exercise of Awards. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule l6b-3.

     SECTION 3.6. Share Reservation. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that previously have been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable limitations under Rule 16b-3, plus (iii) the maximum number of shares that may be issued after such date of grant pursuant to Awards granted under this Plan that remain outstanding on such date, does not exceed the share limit in Section 3.3.

     SECTION 3.7. Provisions for Certain Cash Awards. The number of Awards under this Plan that are payable solely in cash that would constitute derivative securities (“Cash Only Awards”) shall be determined by reference to the number of shares referenced for purpose of determining the value or price of the Cash Only Award (the “underlying shares”). The maximum number of Cash Only Awards under this Plan shall not, together with the number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in shares under this Plan, exceed the share limit in Section 3.3. To the extent that any Cash Only Awards expire or are terminated without the cash payment being made, the underlying shares shall again be available under this Plan.

     SECTION 3.8. Reissue of Awards and Shares. Other Awards payable in cash or payable in cash or shares that are forfeited or for any reason are not so paid under this Plan, as well as shares subject to Awards that expire or for any reason are terminated and are not issued, shall again, to the extent permitted under Rule l6b-3, be available for subsequent Awards under the Plan. The foregoing shall not apply to any forfeited or unexercised Reload Options.

     SECTION 3.9. Plan Not Exclusive. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

ARTICLE IV

OPTIONS

     SECTION 4.1. Grants. One or more Options may be granted to any Eligible Employee or Consultant. Each Option so granted shall be designated by the Administrator as either a Nonqualified Stock Option, an Incentive Stock Option (but only if the Award is to an Eligible

Employee) or a Performance Stock Option. The maximum number of shares underlying Options that may be granted to any one person during any given fiscal year of the Corporation shall be 300,000 shares.

     SECTION 4.2. Option Price.

     (a) Subject to applicable law, the purchase price per share of the Common Stock covered by each Option shall be determined by the Administrator, but in the case of any Incentive Stock Option, unless otherwise permitted under the Code, shall not be less than 100% (or 110% in the case of a Participant who owns or under applicable Code provisions is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased on exercise of any Option shall be paid in full at the time of each purchase in one or a combination of the following methods:

     (i) in cash, or by check payable to the order of the Corporation,

     (ii) if authorized by the Administrator or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Administrator, bearing interest at a rate sufficient to avoid imputed interest under the Code, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements), or

     (iii) by shares of Common Stock of the Corporation already owned by the Participant; provided, however, the Administrator may in its absolute discretion limit the Participant’s ability to exercise an Option by delivering shares, and any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery.

     Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

     (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Administrator, any applicable tax withholding under Section 8.6. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

     (c) An Option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 4.2(a) and satisfaction of any applicable tax withholding under Section 6.6, except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 4.2(b).

     (d) At the discretion of the Committee, an Optionee may also arrange to have the appropriate number of shares otherwise issuable upon exercise withheld or sold to cover the withholding tax liability associated with the Option exercise.

     (e) Notwithstanding any other provision of the Plan, at the sole discretion of the Committee, an Optionee may, at least six months before exercising any Nonqualified Stock Option granted to him or her under the Plan, elect to defer the receipt of any shares upon the exercise of such Option by entering into a deferred compensation agreement approved by the Committee.

     SECTION 4.3. Option Period. Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

     SECTION 4.4. Exercise of Options. Except as otherwise provided in Section 8.4 or in the case of death or Total Disability, no Option shall be exercisable for at least six months after the Award Date. The Administrator may, at any time after grant of the Option and from time to time, increase the number of shares purchasable on or after any particular date so long as the total number of shares then subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

     SECTION 4.5. Limitations on Grant of Incentive Stock Options.

     (a) To the extent that the aggregate Fair Market Value of stock with respect to which an Option intended as an Incentive Stock Option first exercisable by a Participant in any calendar year exceeds $100,000, such options shall be treated as Nonqualified Stock Options. To the extent any discretionary action is necessary to meet any such limits, the Administrator on behalf of the Corporation may, in the manner and to the extent permitted by law, take such action.

     (b) There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

     (c) Unless otherwise permitted under applicable provisions of the Code, no Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns or under applicable Code provisions is deemed to own shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     Performance Stock Options. The Administrator may grant Performance Stock Options to Eligible Employees and Consultants who are deemed by the Administrator to be members of senior management whose performance has a direct relationship to improvement of the earnings of the Company. Vesting of such Options shall be contingent upon attainment of performance objectives measured by compounded earnings growth and such other criteria as may be established by the Administrator.

     Tax Offset Bonuses. In its discretion the Administrator may, in the Award Agreement, provide for a Tax-Offset Bonus to Participants upon exercise of Nonqualified or Performance Stock Options or to any Participant who elects to make a disqualifying disposition (as defined in Section 422(a)(l) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option. The Tax-Offset Bonus shall be in the form of a cash payment equal to a percentage of the difference between the exercise price and the Fair Market Value on the date of exercise of the Common Stock with respect to which the Bonus is payable. Such percentage shall be designed to offset the impact of additional taxes which result from the exercise of the Option or the disqualifying disposition, as the case may be.

     SECTION 4.8. Reload Options. If an Optionee tenders shares of Common Stock to pay the exercise price of an Option in accordance with Section 4.2(a)(iii) or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes in accordance with Section 4.2(d), the Optionee may receive, at the discretion of the Committee, a new “Reload Option” equal to the number of shares tendered to pay the exercise price and the number of shares used to pay withholding taxes. Reload Options shall be issued only as Nonqualified Stock Options and will be granted under such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Reload Options may also be granted in connection with the exercise of options granted under any other plan of the Company which may be designated by the Committee from time to time, except as to Incentive Stock Options which have already been granted.

ARTICLE V

STOCK APPRECIATION RIGHTS.

     SECTION 5.1. Grants.

     In its discretion, the Administrator may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 5.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Administrator may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Administrator may in its absolute discretion provide.

     SECTION 5.2. Exercise of Stock Appreciation Rights.

     (a) A Stock Appreciation Right granted concurrently with an option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

     (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

     (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

     (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

     SECTION 5.3. Payment.

     (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying:

     (1) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock. Appreciation Right, by

     (2) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b) The Administrator, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Administrator shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Administrator may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

     (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

ARTICLE VI

RESTRICTED STOCK AWARDS.

     SECTION 6.1. Grants. Subject to Section 3.3, the Administrator may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Consultant. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six (6) months nor later than ten (10) years after the Award Date.

     SECTION 6.2. Restrictions.

     (a) Except as provided in or pursuant to Section 8.12, shares of Common Stock comprising Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

     (b) Unless the Administrator otherwise provides, Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

     (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

     (d) Restricted Stock Awards may include performance or other conditions to vesting as the Administrator deems appropriate.

ARTICLE VII

PERFORMANCE SHARE AWARDS

     SECTION 7.1. Grants. The Administrator may, in its discretion, grant other types of performance-based Awards related to equity of the Company or any part thereof (“Performance Share Awards”) to Eligible Employees or Consultants based upon such factors as the Administrator shall determine. A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based, which issuance shall not be earlier than six (6) months nor later than ten (10) years after the Award Date.

ARTICLE VIII

OTHER PROVISIONS

     SECTION 8.1. Rights of Eligible Employees, Participants and Beneficiaries.

     (a) Adoption of this Plan shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

     (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the employment of such Eligible Employee or Participant, with or without cause. Nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

     SECTION 8.2. Adjustments Upon Changes in Capitalization.

     (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Corporation is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate proportionate, equitable adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. Corresponding adjustments to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with or the criteria applicable to Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustments, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

     (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall terminate. The Administrator may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combination): (i) for the assumption by the successor corporation (if any) of the Awards theretofore granted or the substitution by such corporation for such Awards of grants covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities and/or other property and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash, securities and/or other property in lieu of and in complete satisfaction of such Awards.

     (c) In adjusting Awards to reflect the changes described in this Section 8.2, or in determining that no such adjustment is necessary, the Administrator may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Administrator shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     SECTION 8.3. Termination of Employment. Unless the Administrator otherwise expressly provides, either in the applicable Award Agreement or by subsequent modification thereof:

     (a) If the Participant’s employment by the Company terminates for any reason other than Retirement (except in cases involving Incentive Stock Options), death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 4.3, three (3) months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Administrator in its sole discretion, all Options shall terminate immediately upon receipt of the notice of termination of employment.

     (b) If the Participant’s employment by the Company terminates as a result of Retirement (except in cases involving Incentive Stock Options) or Total Disability, the Participant or Participant’s Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 4.3, twelve (12) months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable by the date of termination of employment, and any Option not exercisable on that date shall terminate.

     (c) If the Participant dies while employed by the Company or during the twelve (12) month period referred to in subsection (b) above, the Participant’s Option shall be exercisable by the Participant’s Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 4.3, during the twelve (12) month period following the Participant’s death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination).

     (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 5.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 4.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

     (e) In the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to a Participant’s Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant’s Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

     (f) In the event of (or in anticipation of) a Participant’s termination of employment with the Company for any reason, other than discharge for cause, the Administrator may, in its discretion, accelerate the exercisability of or increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or (subject to the ten (10)-year limit) extend the period after termination during which the Award may continue to vest and/or be exercisable upon such terms and subject to such conditions as the Administrator shall determine.

     (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 8.3 to be a termination of employment of each employee of that entity who does not continue as an employee of another entity within the Company.

     SECTION 8.4. Acceleration of Awards. Upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation Rule l6b-3 promulgated by the Commission pursuant to the Exchange Act and Section 422 of the Code.

     SECTION 8.5. Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

     SECTION 8.6. Tax Withholding. (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option or a Performance Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award, the payment of a Performance Share Award, payment pursuant to a Stock Depreciation Right or payment of a Tax-Offset Bonus, the Company shall have the right to require such Participant or such other person to pay by cash, or certified or cashier’s check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions.

     The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Administrator may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Administrator may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

     (b) The Administrator may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Administrator may establish.

     SECTION 8.7. Amendment, Termination and Suspension.

     (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan. The amendment shall be approved by the stockholders to the extent then required by Rule 16b-3, Section 424 of the Internal Revenue Code or any successors thereto, or any other applicable law or rules.

     (b) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of this Plan shall not, without specific action of the Administrator and the consent of the Participant, in any manner materially adverse to the Participant, modify, amend, alter or impair any rights or obligations under any Award previously granted under this Plan.

     (c) No Awards may be granted during any suspension of this Plan or after its termination, but Awards theretofore granted may be amended to the same extent as if this Plan had not been terminated or suspended, provided no additional shares become the subject of the Award by reasons of the amendment.

     (d) The Administrator may, subject to the consent of the Participant in the case of an amendment that might have a material adverse effect on the Participant, make such modifications of the terms and conditions of such Participant’s Award as it shall deem advisable, including an amendment to the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be established at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Administrator may, in its discretion, make such other modifications of any such Option as are not inconsistent with or prohibited by this Plan.

     (e) Adjustments pursuant to Section 8.2 shall not be deemed amendments requiring the consent of the Participant.

     SECTION 8.8. Privileges of Stock Ownership; Nondistributive Intent. A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him or her. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he or she represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

     SECTION 8.9. Effective Date of the Plan. This Plan shall be effective upon its approval by the shareholders of the Corporation.

     SECTION 8.10. Term of the Plan. Unless previously terminated by the Board, this Plan shall terminate at the close of business on November 12, 2010, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted or the authority of the Administrator with respect to then outstanding Awards.

     SECTION 8.11. Governing Law. This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Minnesota. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

     SECTION 8.12. Transfer Restrictions.

     (a) Awards constituting derivative securities shall be exercisable only by, and shares, cash or other property payable pursuant to such Awards shall be paid only to, the Participant (or, in the event of the Participant’s death, to the Participant’s Beneficiary or, in the event of the Participant’s Total Disability, to the Participant’s Personal Representative or, if there is none, to the Participant). Other than by will or the laws of descent and distribution, no such Awards, or interest in or under any such Award or this Plan, shall be transferable or subject in any manner to encumbrance or other charge and any such attempted transfer or charge shall be void.

     (b) The restrictions on exercise, transfer and payment in Section 8.12 (a) shall not be deemed to prohibit (l) “cashless exercise” procedures through unaffiliated third parties which provide financing for the purpose of exercising an Award consistent with applicable legal restrictions and Rule 16b-3, nor (2) to the extent permitted by the Administrator and expressly set forth in the Award Agreement or an amendment thereto, transfers (other than transfers of Incentive Stock Options) without consideration for estate or financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule l6b-3, nor (3) in the case of Participants who are not Section 16 Persons, transfers in such other circumstances as the Administrator may (to the extent consistent with Rule 16b-3, applicable provisions of the Code and applicable securities or other laws) in the applicable Award Agreement or other writing expressly provide, nor (4) the subsequent transfer of shares issued on exercise of a derivative security or the vesting of a Restricted Stock or Performance Share Award (except to the extent that the Award, this Plan or the Administrator otherwise expressly provides).

     (c) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     SECTION 8.13. Limitations as to Section 16 Persons; Plan Construction.

     It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of persons who are or may be subject to Section 16 of the Exchange Act satisfies the applicable plan requirements of Rule l6b-3, so that such persons will be entitled (unless otherwise expressly acknowledged in writing) to the benefits of the Rule 16b-3 or other exemptive rules under Section 16 Exchange Act and will not be subjected to avoidable liability thereunder. In furtherance of such intent, any provision of this Plan or of any Award would otherwise frustrate or otherwise conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision may be deemed void.